UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

PRISTINE ACQUISITION INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Reservoir Avenue, #123 Cranston, RI 02910		02910
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (401) 641-0405

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2018, Pristine Acquisition Inc., (the “Company”) entered into a definitive material agreement with Big Time Holdings, Inc., (“BTHI’), a Delaware corporation. A copy of the agreement is attached hereto as Exhibit 99.4 and incorporated into this Item 1.01 by reference. Pursuant to the terms and conditions of the merger agreement, BTHI will merge with and into the Company with BTHI as the surviving corporation and successor issuer. BTHI will continue to trade in the OTC Markets Pink Tier under the ticker symbol BTHI. The merger will not be completed until a Certificate of Merger is filed with Delaware Secretary of State. BTHI will restate its certificate of incorporation. There will be no change in control.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.4	Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRISTINE ACQUISITION CORP.

Date: April 24, 2018	By:	/s/ Thomas DeNunzio
Thomas DeNunzio
Chief Executive Officer